                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                           ALTRIS SOFTWARE, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                             ALTRIS SOFTWARE, INC.
                            9339 CARROLL PARK DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 6, 2001

                            ------------------------

    The Annual Meeting of Shareholders of Altris Software, Inc., a California corporation (the "Company"), will be held at the Company's headquarters at 9339 Carroll Park Drive, San Diego, California, at 9:00 a.m. on Tuesday, March 6, 2001 for the following purposes:

    1. To elect five directors to hold office until the next Annual Meeting and until their successors have been elected and qualified.

    2. To amend the Company's Amended and Restated 1996 Stock Incentive Plan to approve an increase in the number of shares of common stock reserved for issuance under the plan from 1,425,000 to 2,425,000 shares.

    3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on February 4, 2001 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, and only holders of record of the Company's common stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, AND YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                                          By Order of the Board of Directors,

                                          /s/ JOHN W. LOW

                                          John W. Low
                                          Secretary

February 9, 2001

                             ALTRIS SOFTWARE, INC.
                            9339 CARROLL PARK DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 6, 2001

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Altris Software, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's headquarters at 9339 Carroll Park Drive, San Diego, California, on Tuesday, March 6, 2001 at 9:00 a.m., or at any adjournments or postponements thereof, for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying proxy will be first sent to shareholders on or about February 9, 2001.

PROXY INFORMATION

    Shares represented by properly executed proxies, if received in time and not revoked or suspended, will be voted in accordance with the instructions indicated thereon or, if no instructions are given for any or all of the proposals, will be voted in favor of the election of all persons named in, or otherwise nominated as set forth in, this Proxy Statement to serve as directors, and in favor of the proposal to amend the Company's Amended and Restated 1996 Stock Incentive Plan in order to increase the number of shares of the Company's common stock, no par value (the "Common Stock"), reserved for issuance thereunder from 1,425,000 to 2,425,000 shares. A shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending and voting at the Annual Meeting or by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date.

RECORD DATE AND VOTING

    Each shareholder of record of the Common Stock at the close of business on February 4, 2001 is entitled to vote on all matters submitted to a vote of the shareholders at the Annual Meeting. At the close of business on January 25, 2001, there were 30,838,590 shares of common stock outstanding held of record by approximately 1,140 shareholders.

    Directors will be elected by a plurality of the votes of the shares of common stock represented and voting on the election of directors. Therefore, the nominees receiving the greatest number of votes will be elected. The affirmative vote of a majority of shares of common stock represented and voting on the proposal to amend the Amended and Restated 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 1,425,000 to 2,425,000 shall be the act of the shareholders.

    In general, abstentions will have no effect on the outcome of the voting with respect to any matter.

    As to certain matters other than the election of directors, New York Stock Exchange and American Stock Exchange rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    Holders of common stock have one vote for each share on all matters submitted to the shareholders at the Annual Meeting, except that shareholders may cumulate votes for any one or more directors in the election of directors if any shareholder gives notice to the Secretary of such shareholder's intention to cumulate votes prior to the voting. Under cumulative voting, each shareholder may give any one candidate whose name was placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute such number of votes on the same principle among as many candidates as the shareholder sees fit. The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to shares of the Common Stock owned as of December 31, 2000 by (i) each director, (ii) each Named Executive Officer (as defined on page 7), (iii) all directors and executive officers as a group and (iv) each person who, to the extent known to the Company, beneficially owned more than 5% of the outstanding shares of common stock. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

                                                               NUMBER OF     PERCENT OF
NAME                                                           SHARES (1)    CLASS (1)
----                                                          ------------   ----------
Roger H. Erickson...........................................       161,750         *
Pierre de Wet...............................................        44,850         *
John W. Low.................................................       131,750         *
Mark C. Schneider...........................................        30,950         *
W. Alan Turner..............................................        79,500         *
D. Ross Hamilton............................................       205,250         *
Larry D. Unruh..............................................        23,047         *
Hilton Isaacman (2).........................................    19,092,381(3)    61.3%
Johann Leitner (2)..........................................    19,092,381(3)    61.3%
Spescom Limited.............................................    19,092,381(3)    61.3%
All Current Directors and Executive Officers as a Group (9
  persons) (2)..............................................    19,769,478      63.5%

------------------------

*   Less than one percent.

(1) Amounts and percentages include shares of common stock that may be acquired within 60 days of December 31, 2000 through the exercise of stock options as follows: 98,750 shares for Mr. Erickson, 43,250 shares for Mr. De Wet, 78,250 shares for Mr. Low, 27,750 shares for Mr. Schneider, 42,750 shares for Mr. Turner, 18,750 shares for Mr. Hamilton, 18,750 shares for
    Mr. Unruh, and 328,250 shares for all directors and executive officers as a group.

(2) As affiliates of Spescom, Messrs. Isaacman and Leitner could be deemed to be beneficial owners of the shares of common stock owned by Spescom Limited. However, Messrs. Isaacman and Leitner disclaim beneficial ownership of all such shares.

(3) Amount includes 300,000 shares of common stock issuable upon exercise of a warrant having an exercise price of $1.90 per share.

CHANGE IN CONTROL

    In accordance with the Stock Purchase Agreement (the "Agreement"), dated as of January 14, 2000, between the Company and Spescom Limited ("Spescom"), and approved at the April 14, 2000 Special Meeting of Shareholders, Spescom acquired the ability to exercise control over all matters requiring approval by the Company's shareholders. The Company issued an aggregate of 14,813,810 shares of its common stock to Spescom for the following consideration:

    - for 5,285,714 shares, Spescom paid the Company $3,700,000, or $0.70 per share;

    - the Company issued 9,528,096 shares in exchange for delivery to the Company of
     (1) 11.5% Subordinated Debenture in the principal amount of $3,000,000 issued by the Company on June 27, 1997 (the "Debenture") and (2) 3,000 shares of Series E Convertible Preferred Stock of the Company, stated value $1,000 per share (the "Preferred Stock"). With the issuance of the 9,528,096 shares of common stock in this exchange, the Debenture and the Preferred Stock were canceled and no longer constitute obligations of the Company; and

    - the Company paid Spescom $200,000 in cash for the transfer to the Company of Spescom's
     EMS 2000 technology (as described in Exhibit A to the Agreement annexed to the Company's Proxy Statement dated March 14, 2000 in connection with the April 14, 2000 Special Meeting of Shareholders).

    As a result of the transactions contemplated by the Agreement, Spescom now owns approximately 61% of the outstanding common stock of the Company.

                                     ITEM 1
                             ELECTION OF DIRECTORS

    Five directors, including two nominees of Spescom, are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. In the election of directors, the proxy holders intend to vote for the election of the nominees named below. Should any nominee decline or become unavailable to serve as a director or should any vacancy occur before the election, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement.

    In accordance with the Agreement, the Company has covenanted to include two nominees of Spescom in management's slate of nominees to be elected to the Board of Directors and to recommend to the shareholders the election of such nominees for as long as Spescom or any affiliate of Spescom holds at least thirty-three percent (33%) of the Company's common stock.

    The following table sets forth certain information concerning each person nominated for election as a director:

NAME                                          AGE      POSITION
----                                        --------   --------
Roger H. Erickson.........................     44      Chairman and Chief Executive Officer,
                                                       Director

D. Ross Hamilton..........................     62      Director

Hilton Isaacman...........................     47      Director

Johann Leitner............................     47      Director

Larry D. Unruh............................     49      Director

    MR. ERICKSON has been a Director of the Company from 1990 to 1995 and from 1998 to the present. In May 2000, Mr. Erickson was appointed Chairman of the Board of Directors. Mr. Erickson was appointed the Company's Chief Executive Officer in April 1998, a position which he previously held from October 1991 to August 1993. Mr. Erickson has served the Company in various other capacities, including as (i) Vice President, Strategic Partners, from July 1997 to
April 1998, (ii) Vice President, Operations, from June 1996 to Ju ly 1997,
(iii) Vice President, Worldwide Channel Sales, from April 1995 to
February 1996, (iv) Vice President, Alliances and General Manager, PDM Business Unit, from February 1996 to June 1996, (v) Executive Vice President, Marketing and Sales, from September 1993 to March 1995 and (vi) Vice President, Engineering, from June 1990 to October 1991. From 1984 until March 1990,
Mr. Erickson served the Company in several positions including Senior Systems Engineer and Director of Technical Projects. Mr. Erickson earned a M.S. degree in Computer Science from the University of California, Santa Barbara in 1982 and a B.A. degree in Mathematics from Westmont College in 1978.

    MR. HAMILTON has been a Director of the Company since June 1994. He served as Chairman of the Board of the Company from January 1997 through June 1997. Since 1983 Mr. Hamilton has served as President of Hamilton Research, Inc., an investment banking firm. Mr. Hamilton currently serves as a director of Luther Medical Products, Inc., a medical device manufacturer. Mr. Hamilton received a B.S. degree in Economics from Auburn University in 1961.

    MR. ISAACMAN, a nominee of Spescom, has been a Director of the Company since April 2000. Mr. Isaacman is currently the Director of Corporate Finance of Spescom. Mr. Isaacman previously served as Spescom's Financial Director from 1990 to 1998. Mr. Isaacman began his career with Spescom in 1988 as Financial Manager and has been a member of Spescom's Board of Directors since 1990.
Mr. Isaacman received a certificate in accounting, tax and auditing from the University of Capetown in 1982.

    DR. LEITNER, a nominee of Spescom, has been a Director of the Company since April 2000. Dr. Leitner has held the position of Director of Strategic Business Development at Spescom since 1998. Dr. Leitner joined Spescom in 1981 and has served in various technical and operating capacities within Spescom, including Group Marketing Director from 1995 to 1997. Since 1987, Dr. Leitner has also served on the Board of Directors of Spescom. Dr. Leitner earned a BSc in Engineering in 1975 and a PhD in Electronic Signal Processing in 1979 from the University of Capetown.

    MR. UNRUH has served as a Director of the Company since May 1988. He is a partner of Hein & Associates LLP, certified public accountants, and has been its Managing Tax Partner since 1982. Mr. Unruh currently serves as a director of Basin Exploration, Inc., an oil exploration and development company and also serves as a director of LK Business Services, Inc., a specialty automobile lubricant manufacturer. Mr. Unruh received a B.S. degree in Accounting from the University of Denver in 1973.

    All directors are elected annually and serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table and discussion set forth certain information with regard to the Company's current executive officers.

                   NAME                       AGE                       POSITION
------------------------------------------  --------   ------------------------------------------
Roger H. Erickson.........................     44      Chief Executive Officer

Pierre de Wet.............................     37      Vice President, Operations

John W. Low...............................     44      Chief Financial Officer and Secretary

Mark C. Schneider.........................     41      Vice President, Engineering

W. Alan Turner............................     49      Vice President, Marketing

    Biographical information for MR. ERICKSON is set forth above under Election of Directors.

    MR. DE WET was appointed Vice President of Operations in September 1999. Previously, Mr. DeWet served as Director of Operations from April 1998 to September 1999 and Director of Projects from May 1997 to April 1998. Prior to joining the Company, Mr. DeWet was a Technical Marketing Manager at Paradigm System Technology from June 1995 to April 1997 where he was responsible for establishing relationships with technical partners in Europe and North America. From April 1991 to June 1995, Mr. DeWet was with PQ Africa, a division of Comparex Holdings. Mr. DeWet earned a B.S. from the University of Pretoria in 1989.

    MR. LOW has served as Chief Financial Officer and Secretary since
June 1990. Previously, Mr. Low had served as Corporate Controller since joining the Company in August 1987. From 1980 until joining the Company, Mr. Low was with Price Waterhouse LLP, most recently as a Manager working with middle-market and growing companies. Mr. Low, a certified public accountant, earned a B.A. degree in Economics from the University of California, Los Angeles in 1978.

    MR. SCHNEIDER was appointed Vice President of Engineering in January 2000. He has held many positions since joining the Company in 1985 as an Electronic Design Engineer. From June 1999 to January 2000, Mr. Schneider served as acting Vice President of Engineering until his formal appointment. Previously, Mr. Schneider was Senior Software Engineer from 1998 to 1999 and Project Lead from 1996 to 1997. Prior to 1996, Mr. Schneider served as a Manager of Workstation Products and Software Engineer. Before joining the Company,
Mr. Schneider was an Electronic Design Engineer with Teledyne Electronics.
Mr. Schneider earned a B.S. degree in Electrical Engineering from California State University, Northridge in 1981.

    MR. TURNER was appointed Vice President of Marketing in March of 1998. Since joining the Company, Mr. Turner served as Vice President of Channel Sales from 1997 to 1998 and as Business Development Director from 1993 to 1997. Previously, Mr. Turner was in the offshore oil industry, heading teams of engineers in product design, analysis and testing. Mr. Turner received a BSc degree in Mechanical Engineering from Heriot-Watt University, Edinburgh, Scotland in 1974, and received a postgraduate degree in Engineering Design from Loughborough University, England in 1977.

EXECUTIVE OFFICERS' COMPENSATION

    The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to the Company for the nine-month period ended September 30, 2000 and the years ended
December 31, 1999, 1998 and 1997 of (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated executive officers having compensation of $100,000 or more during 1999 (collectively, the "NAMED EXECUTIVE OFFICERS"). The Company recently changed its fiscal year-end from December 31 to September 30.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                  ------------------------------------------     LONG-TERM
                                                                                   OTHER       COMPENSATION
                                                                                   ANNUAL        AWARDS--
                                                                                COMPENSATION   STOCK OPTIONS
NAME AND POSITION                      YEAR(1)    SALARY($)(1))      BONUS($)      ($)(2)      (# SHARES)(1)
-----------------                      --------   -------------      --------   ------------   -------------
Roger H. Erickson....................    2000       $162,569              --            --         40,000
  Chief Executive Officer                1999        196,999(3)      $50,000            --         55,000
                                         1998        164,635              --      $131,215(4)      65,000
                                         1997        174,708           9,000            --             --

Pierre de Wet........................    2000       $ 99,230              --            --             --
  Vice President--                       1999        112,692         $ 3,500            --         52,000
  Operations                             1998        106,450              --            --         23,000
                                         1997         54,596              --            --             --

John W. Low..........................    2000       $132,037              --      $ 13,461(5)      15,000
  Chief Financial Officer                1999        147,000(3)      $ 7,000            --         47,000
  and Secretary                          1998        147,000              --      $100,245(6)      28,000
                                         1997        142,535              --            --         25,000

Mark C. Schneider....................    2000       $ 90,966              --            --             --
  Vice President--                       1999        101,847              --            --         46,500
  Engineering (7)                        1998         93,981              --            --             --
                                         1997         82,580              --            --          2,000

W. Alan Turner.......................    2000       $105,150              --            --             --
  Vice President--                       1999        112,465         $ 3,500            --         54,500
  Marketing                              1998        104,759              --            --         20,000
                                         1997        109,992          30,000            --             --

------------------------

(1) The Company recently changed its fiscal year-end from December 31 to September 30. Information presented for 2000 is presented for the nine-month period from January 1, 2000 through September 30, 2000, and information for prior years is presented for the fiscal year of January 1 through December 31 of each such year.

(2) Excludes compensation in the form of other personal benefits, which, other than as set forth in the table above, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year.

(3) The 1999 salary for Mr. Erickson and Mr. Low includes $27,692 and $8,654, respectively, of which they voluntarily deferred payment until 2000 to assist the Company in managing its cash flow.

(4) This comprises (i) $105,843 relating to forgiveness of a promissory note that had been made by Mr. Erickson in favor of the Company in connection with his exercise of stock options that were due to expire and (ii) $25,372 in commissions paid in 1998 relating to Mr. Erickson's position as Vice President, Strategic Partners in 1997.

(5) Payment for accrued vacation.

(6) This comprises (i) $70,562 relating to forgiveness of a promissory note that had been made by Mr. Low in favor of the Company in connection with his exercise of stock options that were due to expire and (ii) a $29,683 payment for accrued vacation.

(7) Mr. Schneider was appointed an executive officer of the Company in January 2000. From June 1999 until his appointment, Mr. Schneider served as acting Vice President of Engineering.

OPTION GRANTS IN LAST FISCAL YEAR

    Shown below is information concerning grants of options issued by the Company to the Named Executive Officers during the nine-month period ended September 30, 2000 and the year ended December 31, 1999:

                                                                                         POTENTIAL REALIZABLE
                                                                                               VALUE AT
                                                  % OF TOTAL                                ASSUMED ANNUAL
                                   NUMBER OF       OPTIONS                                  RATES OF STOCK
                                  SECURITIES      GRANTED TO                              PRICE APPRECIATION
                                  UNDERLYING     EMPLOYEES IN   EXERCISE                  FOR OPTION TERM (3)
                                    OPTIONS         FISCAL        PRICE     EXPIRATION   ---------------------
NAME                             GRANTED(#)(1)    PERIOD(2)     ($/SHARE)      DATE       5% ($)      10% ($)
----                             -------------   ------------   ---------   ----------   ---------   ---------
Roger H. Erickson..............      40,000(4)        21%         $1.03       5/22/10     $25,936     $65,726
                                     35,000(5)         5%         $0.56      11/15/09     $12,370     $31,349
                                     20,000(7)         3%         $0.75       5/10/09     $ 9,433     $23,906

Pierre de Wet..................      32,000(5)         5%         $0.56      11/15/09     $11,310     $28,662
                                     20,000(6)         3%         $0.50        8/5/09     $ 6,289     $15,937

John W. Low....................      15,000(4)         8%         $1.06       5/15/10     $10,028     $25,412
                                     27,000(5)         4%         $0.56      11/15/09     $ 9,543     $24,183
                                     20,000(6)         3%         $0.50        8/5/09     $ 6,289     $15,937

Mark Schneider.................      35,500(5)         5%         $0.56      11/15/09     $12,547     $31,797
                                      5,000(6)         1%         $0.50        8/5/09     $ 1,572     $ 3,984
                                      6,000(8)         1%         $0.35       1/20/09     $ 1,321     $ 3,347

W. Alan Turner.................      34,500(5)         5%         $0.56      11/15/09     $12,194     $30,901
                                     20,000(6)         3%         $0.50        8/8/09     $ 6,289     $15,937

------------------------

(1) All options were granted with an exercise price equal to the closing sale price of the Common Stock as reported on the OTC Bulletin Board on the date of grant.

(2) Information presented for 2000 is presented for the nine-month period from January 1, 2000 through September 30, 2000, and information for 1999 is presented for the fiscal year of January 1 through December 31 of 1999. The percentage indicated represents the percentage of total options granted during the applicable period.

(3) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock. The actual value, if any, which a Named Executive Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Common Stock on the date of exercise and the exercise price.

(4) Options were granted in May 2000. The options vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

(5) Options were granted in November 1999. The options vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

(6) Options were granted in August 1999. The options vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

(7) Options were granted in May 1999. The options vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

(8) Options were granted in January 1999. The options vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    The following table sets forth for the Named Executive Officers information with respect to option exercises during the nine-month period ended
September 30, 2000 and the year ended December 31, 1999 and unexercised options and option values at September 30, 2000, in each case with respect to options to purchase shares of the Company's Common Stock:

                                                                                          VALUE OF UNEXERCISED
                                SHARES               NUMBER OF UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                               ACQUIRED              HELD AS OF SEPTEMBER 30, 2000      AT SEPTEMBER 30, 2000(1)
                                  ON       VALUE     ------------------------------   ----------------------------
            NAME               EXERCISE   REALIZED    EXERCISABLE    NONEXERCISABLE   EXERCISABLE   NONEXERCISABLE
-----------------------------  --------   --------   -------------   --------------   -----------   --------------
Roger H. Erickson............      --          --        90,000           70,000        $81,491        $40,724
Pierre de Wet................      --          --        35,250           39,750        $32,410        $33,981
John W. Low..................      --          --        71,500           43,500        $42,408        $30,223
Mark Schneider...............      --          --        17,375           32,625        $13,603        $27,284
W. Alan Turner...............      --          --        34,125           40,875        $31,231        $34,943

------------------------

(1) Based on the closing sale price of the Common Stock on the OTC Bulletin Board on September 29, 2000 ($1.375 per share).

BOARD COMMITTEES AND ATTENDANCE AT MEETINGS

    The Board of Directors has an Audit Committee, which makes recommendations regarding the selection of independent public accountants and reviews with them the scope and results of the audit engagement. The Board of Directors has adopted a written Audit Committee charter at the meeting of the Board of Directors on May 12, 2000, which is annexed hereto as Appendix A. Through
April 2000, the Audit Committee was comprised of Messrs. McGovern, Unruh and Atkinson. In May 2000, Messrs. Isaacman and Hamilton replaced Messrs. McGovern and Atkinson who resigned in connection with the consummation of Spescom Limited's investment in the Company in April 2000. The Audit Committee held two meetings during 1999 and two meetings during the period from January 1, 2000 through September 30, 2000.

    The Board of Directors also has a Compensation Committee, which reviews compensation of officers. Through April 2000, the Compensation Committee was comprised of Messrs. McGovern, Hamilton and Unruh. In May 2000,
Messrs. Isaacman and Leitner replaced Messrs. McGovern and Unruh on the Compensation Committee. The Compensation Committee held one meeting during 1999 and one meeting during the period from January 1, 2000 through September 30, 2000.

    In addition, the Board of Directors has a Stock Option Committee, which generally administers the Company's Amended and Restated 1996 Stock Incentive Plan and the 1987 Stock Option Plan. Through April 2000, the Stock Option Committee was comprised of Messrs. McGovern, Unruh and Hamilton. The Stock Option Committee held one meeting during the year ended December 31, 1999 and three meetings during the period from January 1, 2000 through September 30, 2000.

    The Board of Directors does not have a standing Nominating Committee or any other committee which performs a similar function.

    The Board of Directors held ten meetings during 1999 and four meetings during the period from January 1, 2000 through September 30, 2000. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the period he served.

AUDIT FEES

    For the nine-month period ended September 30, 2000 and the year ended December 31, 1999, Grant Thornton LLP, the Company's independent public accountants, billed the Company an aggregate of $104,900 and $153,625 respectively for professional services rendered for the audit of the Company's financial statements for such period and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such period.

ALL OTHER FEES

    For the nine-month period ended September 30, 2000 and the year ended December 31, 1999, Grant Thornton LLP billed the Company an aggregate of $20,905 and $57,275 respectively for all other services not described above under the captions "Audit Fees" during such periods.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Also, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Additionally, the Audit Committee did consider the independent auditors' provision of non-audit related tax work and found it not to be incompatible with the independent accountants independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and related schedules for the nine-month period ended September 30, 2000 and the fiscal year ended December 31, 1999 be included in the Company's Transition Report on Form 10-K for the nine-month period ended September 30, 2000, for filing with the Securities and Exchange Commission.

    Submitted by the Audit Committee

                                          Larry D. Unruh--Chair
                                          D. Ross Hamilton
                                          Hilton Isaacman

    In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the foregoing information, which is required by paragraphs (a) and
(b) of Regulation S-B Item 306, shall
not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

    Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1999, except that Forms 3 were not timely filed for Mr. Turner and Mr. de Wet, though they were subsequently filed, and Forms 5 were not timely filed for any of the Company's executive officers, directors and greater than 10% shareholders with respect to transactions during the period from January 1, 2000 through September 30, 2000.

COMPENSATION OF DIRECTORS

    In an effort to assist the Company, the Directors have foregone any cash compensation for serving on the Board until the Company returns to profitability. Each Director is reimbursed for all reasonable expenses incurred in connection with attendance at meetings.

    Mr. Unruh, a Director, provided consulting services to the Company during fiscal year 1999 for which he received $5,244.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Through April 2000, the Compensation Committee of the Board of Directors was comprised of Messrs. McGovern, Hamilton and Atkinson. In May 2000,
Messrs. Isaacman and Leitner replaced Messrs. McGovern and Atkinson on this committee. None of the committee members is or was an employee or officer of the Company in 2000. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any company in which Messrs. McGovern, Hamilton, Atkinson, Isaacman, or Leitner is an executive officer.

                                     ITEM 2

            APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK
               RESERVED UNDER THE COMPANY'S AMENDED AND RESTATED
                           1996 STOCK INCENTIVE PLAN

    Effective April 1, 1996, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1996 Stock Incentive Plan, as amended and restated (the "1996 Plan"). There are presently 1,425,000 shares of the Company's Common Stock authorized for issuance under the 1996 Plan. At December 31, 2000, 160,350 shares of common stock had been issued pursuant to the exercise of options previously granted under the 1996 Plan and options were outstanding to purchase 1,192,900 shares of common stock.

    In August 2000, the Board approved an amendment to the 1996 Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the 1996 Plan from an aggregate of 1,425,000 shares to an aggregate of 2,425,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee. The ability to offer options in order to attract and retain talented employees is particularly important to the Company's competitive position in its industry.

    The essential features of the 1996 Plan are outlined below. You may obtain a copy of the Plan by writing to the Company in accordance with the instructions set forth on page 16 below under "Annual Report and Incentive Plan".

GENERAL

    The purpose of the 1996 Plan is to enable the Company and its subsidiaries to attract, retain and motivate its employees, directors and consultants by providing for or increasing the proprietary interests of such persons in the Company. Every director, employee and consultant of the Company and its subsidiaries is eligible to be considered for the grant of awards under the 1996 Plan. As of January 8, 2001, the Company and its subsidiaries had a total of 74 employees.

    The 1996 Plan is administered by the Stock Option Committee, each member of which must be a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The members of the Stock Option Committee will not be eligible for the grant of awards under the 1996 Plan. The Stock Option Committee has full and final authority to select the individuals to receive awards and to grant such awards and has a wide degree of flexibility in determining the terms and conditions of awards. Subject to limitations imposed by law, the Board of Directors of the Company may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his or her consent.

    Awards under the 1996 Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award to an employee may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan does not specify a minimum exercise price or other consideration that a recipient of an award must pay to obtain the benefit of an award, and therefore the maximum compensation payable to employees pursuant to the 1996 Plan, during the term of the 1996 Plan and awards granted thereunder, is equal to the number of shares of common stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured. An award granted under the 1996 Plan to an employee will generally include a provision conditioning or accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

    Currently, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 1996 Plan is 1,425,000. The 1996 Plan generally provides that no single employee may be granted options or other awards with respect to more than 1,425,000 shares of common stock in any one calendar year. The 1996 Plan also contains customary anti-dilution provisions; provided, however, that no adjustment will be made pursuant to such provisions to the extent such adjustment would cause incentive stock options (as discussed below under "Certain Income Tax Consequences") issued or issuable under the 1996 Plan to be treated as other than incentive stock options, or to the extent that the Stock Option Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to such awards by causing such compensation to be treated as other than "performance-based compensation" within the meaning of the 1996 Plan.

    Awards may not be granted under the 1996 Plan on or after the tenth anniversary of the adoption of the 1996 Plan. Although any award that was duly granted prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of common stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the Plan.

SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934

    Pursuant to Section 16(b) of the Exchange Act, directors, executive officers and 10% shareholders of the Company are generally liable to the Company for repayment of any profits realized from any non-exempt purchase and sale of common stock occurring within a six-month period. Rule 16b-3 promulgated under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. The 1996 Plan is designed to comply with Rule 16b-3.

CERTAIN INCOME TAX CONSEQUENCES

    The following is a brief description of the federal income tax treatment that generally applies to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award.

    Pursuant to the 1996 Plan, participants that are employees may be granted options that are intended to qualify as incentive stock options ("ISOs") under
Section 422 of the Internal Revenue Code of 1986 (the "Code"). Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (i) one year after the transfer of ISO Shares to the optionee pursuant to the exercise of the ISO or (ii) two years from the date of grant of the ISO, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of the ISO. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years from the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

    The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's

"alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

    The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a "non-qualified stock option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. Nonemployees may only be awarded non-qualified stock options.

    If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until the earlier of the following two dates (the "16(b) Date"):
(i) six months after the date of grant or (ii) a disposition of the shares of common stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

    Awards under the 1996 Plan may also include stock sales, stock bonuses or other grants of stock that include provisions for the delayed vesting of the recipient's rights to the stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of restricted shares, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt (determined without regard to vesting restrictions) over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of shares) with respect to restricted shares may be deferred until the 16(b) Date, as described above, unless the Insider makes a valid 83(b) Election.

    Awards may be granted under the 1996 Plan, which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with awards made under the 1996 Plan.

    Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1996 Plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

    The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

    In certain circumstances, the Company may be denied a deduction for compensation (including compensation attributable to the ordinary income recognized with respect to awards made under the 1996 Plan) to certain officers of the Company to the extent that the compensation exceeds $1,000,000 (per person) annually.

CONCLUSION

    The Board of Directors has directed that the proposed amendment to the 1996 Plan be submitted for shareholder approval. The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting will be required for approval. In the absence of approval, the amendment to the 1996 Plan will be without effect, and the maximum number of shares of common stock issuable under the 1996 Plan will remain 1,425,000.

    THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 PLAN.

    When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of adoption of the amendment to the 1996 Plan.

                            INDEPENDENT ACCOUNTANTS

    Grant Thornton LLP has audited the Company's financial statements and related schedules for the nine-month period ended September 30, 2000 and the fiscal year ended December 31, 1999. Representatives of Grant Thornton LLP are not expected to be present at the annual meeting of shareholders. The selection of independent accountants to audit the Company's 2001 financial statements will be made in the second half of 2001 after an evaluation of the audit fee proposal.

                        ANNUAL REPORT AND INCENTIVE PLAN

    The Company's Transition Report on Form 10-K including financial statements and related schedules for the nine-month period ended September 30, 2000 and the fiscal year ended December 31, 1999 filed with the SEC is being mailed to all shareholders. Any shareholder who has not received a copy may obtain one by writing to the Company at 9339 Carroll Park Drive, San Diego, California 92121,
Attention: Shareholder Relations. In addition, any shareholder may obtain a copy of the 1996 Plan by writing to the Company at the foregoing address.

                             SHAREHOLDER PROPOSALS

    A proposal of a shareholder intended to be presented at the 2002 Annual Meeting of Shareholders and to be included in the Proxy Statement for that meeting must be submitted to the Company at its principal executive offices, 9339 Carroll Park Drive, San Diego, California 92121, and received by the Company a reasonable time before it begins to print and mail its proxy materials for the 2002 Annual Meeting. The Company intends to specify the date by which such proposals must be received in one of its Quarterly Reports on Form 10-Q to be filed in 2001. A shareholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act will be considered untimely if not submitted a reasonable time before the printing and the mailing of the proxy materials for the 2002 Annual Meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                            SOLICITATION OF PROXIES

    The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxy material to the beneficial owners of such stock.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER
                                    MAY 2000

                                    PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, and compliance that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants, and monitor their independence.

    - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

    - Monitor the Corporation's compliance with legal and regulatory requirements.

                                   MEMBERSHIP

    The Audit Committee will be composed of not less than three members of the Board. They will be selected by the Board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity.

    The Committee's membership will meet the requirements of the audit committee policy of the National Association of Securities Dealers ("NASD"). Accordingly, all of the members will be directors independent of management and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.

    No officers or employees of the Corporation or any of its subsidiaries may serve on the Committee, provided that a former officer of the Corporation may serve on the Committee (even though the former officer may be receiving pension or deferred compensation payments from the Corporation) if, in the opinion of the Board of Directors, the former officer will exercise independent judgment and will significantly assist the Committee to function. However, a majority of the Committee will be directors who were not formerly officers of the Corporation or any of its subsidiaries.

    When considering relationships that might affect independence, including possible affiliate status, the Board of Directors will give appropriate consideration, in addition to its audit committee policy, to guidelines issued by the NASD which are provided to assist boards of directors in observing the spirit of the NASD policy.

                                    MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. At least two members of the Committee must be present for a quorum. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discuss privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

    The Committee shall have the authority to retain special legal, accounting or other consultants to advise it. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                            ACTIONS OF THE COMMITTEE

    The Committee's activities will include the following actions:

A. Oversight of the financial statements and relations with the independent auditors. The committee shall:

    1. Instruct the independent auditors that the Board of Directors is the client in its capacity as the shareholders' representative.

    2. Expect the independent auditors to meet with the Board of Directors at least annually so the Board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify the Committee's selection of the independent auditors.

    3. Expect financial management and the independent auditors to analyze significant financial report issues and practices on a timely basis.

    4. Expect financial management and the independent auditors to discuss with the Committee:

       a. Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

       b. Aggressiveness or conservatism of accounting principles and financial estimates.

       c. Adequacy of internal controls that could significantly affect the Corporation's financial statements.

    5.  Expect the independent auditors to provide the Committee with:

       a. Independent judgments about the appropriateness of the Corporation's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

       b. Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used.

       c. Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

       d. Reasons for accepting or questioning significant estimates made by management.

       e. Views on how selected accounting principles and disclosures practices affect shareholder and public attitudes about the Corporation.

       f. Periodic reports regarding the auditor's independence consistent with Independent Standards Board Standard 1.

B. Actions to be taken by the Committee on the Board's behalf that require Board notification but not Board approval shall include the following:

    1. Review and approval of the scope of the Corporation's audit and that of its subsidiaries as recommended by the independent auditors and the president.

    2. Review and approval of the scope of the Corporation's annual profit and pension trust audits.

    3. Answer questions raised by shareholders during an annual shareholders' meeting on matters relating to the Committee's activities.

    4. Ask the president to have staff study a particular area of interest or concern to the Committee.

    5. Review the terms of the engagement of the independent auditors, including the scope of their audit, proposed fees, and personnel qualifications.

C. Matters requiring the Committee's review and study before making a recommendation for the Board of Director's action include the following:

    1. Appointment of the independent auditors and evaluation of their performance.

    2.  Implementation of major accounting policy changes.

    3.  SEC registration statements to be signed by the Board of Directors.

    4. The auditors' reports and financial statements prior to publication in the annual report, including whether it recommends to the Board that the most recent year's audited financial statements be included in the Corporation's Form 10-K filed with the Securities and Exchange Commission ("SEC").

    5.  The adequacy of this Charter and the need to amend it.

    6. Action required to oversee or assure the independence of the auditors, including review of information submitted no less often than annually by the auditors pertaining to their independence and discussion of such information with the auditors.

    7. Preparation of the report of the Committee required by the rules of the SEC to be included in the Corporation's annual proxy statement.

D. Matters requiring the Committee's review and study before providing summary information to the Board of Directors:

    1. Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the SEC, and the American Institute of Certified Public Accountants, or by comparable bodies outside the U.S.

    2. The independent auditors' assessment of the strengths and weaknesses of the Corporation's financial staff, systems, controls, and other factors that might be relevant to the integrity of the financial statements.

    3. Quarterly financial statements review with management and independent auditors before earnings release or publication.

    4. Administration of the Corporation's "conflict of interest" policy and corporate compliance policies.

    5. The performance of management and operating personnel under the Corporation's code of ethics.

    6. Gaps and exposures in insurance programs and other major financial risk exposures.

    7. Reports about the Corporation or its subsidiaries submitted by agencies of governments in countries in which the Corporation or its subsidiaries operate.

    8. Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of the NASD.

    9. Review with the Corporation's general counsel legal matters, including litigation, that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.


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
          ALTRIS                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
          SOFTWARE,                            DIRECTORS OF ALTRIS SOFTWARE, INC.
          INC.                                 The undersigned hereby appoints Roger H. Erickson and
                          PROXY                John W. Low, and each of them, as Proxies, each with the
9339 CARROLL PARK DRIVE, SAN DIEGO, CA 92121   power to appoint his or her substitute, and hereby
---------------------------------------------  authorizes each of them to represent and vote, as designated below, all the shares of common stock of
                                               Altris Software, Inc., a California corporation (the
                                               "Company"), held of record by the undersigned on
                                               February 4, 2001, at the Annual Meeting of Shareholders
                                               to be held on March 6, 2001 or any postponements or
                                               adjournments thereof.

  1.  Election of            FOR all nominees listed below            WITHHOLD AUTHORITY
      Directors:
                             (EXCEPT AS MARKED TO THE CONTRARY        to vote for all nominees listed
                             BELOW). / /                              below. / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  ROGER H. ERICKSON, JOHANN LEITNER, D. ROSS HAMILTON, LARRY D. UNRUH, HILTON
                                    ISAACMAN

 2. To amend the Company's Amended and Restated 1996 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 1,425,000 to 2,425,000 shares.

             / / FOR            / / AGAINST            / / ABSTAIN

 3. In their discretion, the Proxies are authorized to vote upon such business as may properly come before such meeting and any and all postponements or adjournments thereof.

     PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

                               [Reverse Side of Proxy]

      This proxy when properly executed will be voted in accordance with the instructions indicated; however, if no instructions are given, the proxies will vote the shares for each of the nominees for director, for amendment of the Amended and Restated 1996 Stock Incentive Plan and in their discretion on the matters described in Item 3.

      Do you plan to attend the meeting?    / / YES    / / NO

      Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign.
     -------------------------------------- When signing as attorney, executor, administrator, trustee or guardian,
                                            please give your full title as such.
                                            If a corporation, please sign in
                                            full corporate name by the president
                                            or other authorized officer. If a
                                            partnership or limited liability
                                            company, please sign in the
                                            partnership's or limited liability
                                            company's name by an authorized
                                            person.

    DATED ---------------- , 2001                        ------------------------------------------------------------
                                                         Signature
       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY      ------------------------------------------------------------
       CARD PROMPTLY USING THE ENCLOSED ENVELOPE         Signature if held jointly